Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the inclusion in the Form 10-K of Comstock Resources, Inc. (the “Form 10-K”) of our audit letter dated January 24, 2022 on oil and gas reserves of Comstock Resources, Inc. and its subsidiaries as of December 31, 2021, to all references to our firm included in the Form 10-K and to the incorporation by reference of such reports in the Registration Statements of Comstock Resources, Inc. on the following forms:

(1)Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan; and
(2)Registration Statement (Form S-3 No. 333-228311) of Comstock Resources, Inc.; and
(3)Registration Statement (Form S-8 No. 333-231934) pertaining to the Comstock Resources, Inc. 2019 Long-Term Incentive Plan; and
(4)Registration Statement (Form S-3 No. 333-232924) of Comstock Resources, Inc.; and
(5)Registration Statement (Form S-3 No. 333-234685) of Comstock Resources, Inc.; and
(6)Registration Statement (Form S-3 No. 333-237677) of Comstock Resources, Inc.; and
(7)Registration Statement (Form S-3 No. 333-238113) of Comstock Resources, Inc.; and
(8)Registration Statement (Form S-3 No. 333-248080) of Comstock Resources, Inc.; and
(9)Registration Statement (Form S-3 No. 333-256221) of Comstock Resources, Inc..
                             NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer
Dallas, Texas
February 17, 2022

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